UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2008

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Electronic Arts Inc. (“EA”) has filed this Current Report on Form 8-K to report that, on February 28, 2008, Lawrence F. Probst III, Chairman of EA’s Board of Directors, established a pre-arranged stock trading plan in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and EA’s policies regarding stock transactions by directors, executive officers and other employees. Under Mr. Probst’s 10b5-1 plan, up to a total of 340,000 shares of EA common stock subject to a stock option held by Mr. Probst may be sold on his behalf. Sales under Mr. Probst’s 10b5-1 plan may take place periodically during the following periods: (a) May 28, 2008 through June 30, 2008; and (b) August 1, 2008 through September 24, 2008, the date the stock option is set to expire. Transactions under Mr. Probst’s 10b5-1 plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	March 3, 2008	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President,
General Counsel and Secretary